Exhibit 10-33

ENERGY EAST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective August 1, 2001

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1. Establishment of the Plan and Effective Date. Energy East Corporation (hereinafter called the "Corporation") hereby establishes a Supplemental Executive Retirement Plan (hereinafter called the "Plan"). The Corporation is the Plan Sponsor.
        The Corporation is the common parent of an "affiliated group", within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (hereinafter that affiliated group is called the "EEC Group"). The Corporation is one of the members of the EEC Group.
        The purpose of the Plan is to increase retirement benefits for certain employees beyond those currently provided by the tax qualified pension plan adopted or sponsored by the Corporation. The Plan is effective as of August 1, 2001 and will continue in effect unless terminated or modified by the Corporation.

2. Plan Administrator. The Plan Administrator is the Corporation.

3. Plan Year. The Plan Year shall be the calendar year (beginning January 1 and ending December 31).

4. Year of Service. A Year of Service shall be credited for each twelve consecutive month period of employment with the EEC Group. A partial Year of Service shall be credited for each period of employment with the EEC Group of less than twelve consecutive months.

5. Provisions Applicable to All Salaried Employees Concerning Pension Benefits. Key Persons, as defined in Paragraph 6D, who terminate employment with the EEC Group prior to becoming eligible for the benefit provided by Paragraph 6 of this Plan, shall receive the amount of benefits specified under the tax qualified defined benefit pension plan adopted or sponsored by the member of the EEC Group in which the Key Person is a participant, without regard to any limitations imposed on these pension benefits by any provision of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, whether now existing or as may hereafter be adopted. For purposes of determining the benefit provided by this Paragraph 5, the Key Person's tax qualified pension plan shall be determined by defining earnings as base pay, plus any Annual Incentive Awards paid to the Key Person in the applicable year. The benefit payable pursuant to this Paragraph 5 shall be calculated by subtracting any amounts payable to the Key Person from any tax qualified defined benefit pension plan adopted or sponsored by the member of the EEC Group in which the Key Person is a participant. In addition, any benefits provided pursuant to the terms of this Paragraph 5 shall be determined by applying the same reduction in benefits for commencement prior to age 65 as is applied under the defined benefit pension plan adopted or sponsored by the member of the EEC Group in which the Key Person is a participant. Payment of the benefit provided by this Paragraph 5 shall be made in the same form as elected by the Key Person under the tax qualified defined benefit pension plan adopted or sponsored by the member of the EEC Group in which the Key Person is a participant. Key Persons shall be entitled to receive the benefit described in Paragraph 5 as long as the Participant has completed five full Years of Service with the EEC Group prior to termination of employment by the EEC Group.

6. Supplemental Pension Benefits.

A) Determination of Benefit. All Key Persons who retire from the EEC Group either voluntarily or by reason of a disability at age 55 or later with five full Years of Service with the EEC Group shall be entitled to receive a total retirement benefit equivalent to the percentage of the average of such Key Person's highest three consecutive years of earnings within the last five years of employment with the EEC Group that is determined as follows: the percentage benefit shall be (i) 3% for each full Year of Service with the EEC Group up to fifteen years of service; (ii) 1.2% for each additional full Year of Service with the EEC Group up to a maximum of 75% for forty or more years of service. In addition, for each partial Year of Service completed by the Key Person, the percentage benefit shall be prorated by multiplying the applicable percentage by a fraction, the numerator of which is equal to the number of months completed in the partial Year of Service, and the denominator of which is equal to twelve.
        For purposes of this Paragraph 6, earnings shall be defined as base pay, plus any Annual Incentive Awards paid to the Key Person in the applicable year.
        From the amount determined in accordance with the provisions of the above paragraph there shall be subtracted (i) any amounts received by the Key Person from any defined benefit pension plan adopted or sponsored by the EEC Group in which the Key Person participates, payable at age 65 (or actual age, if greater) as a straight life annuity and (ii) any Social Security benefits which the Key Person is eligible or expected to become eligible to receive as determined by the Plan Administrator. If after the subtraction there remains a positive amount, that amount shall be paid by the Corporation as an additional benefit to the Key Person in accordance with the terms of this Plan. The amount described in the preceding sentence shall be decreased by three percentage points for each year that a Key Person is less than 60 years of age on the date of the Key Person's commencement of benefit payments.
        For purposes of making the subtraction set forth in the immediately preceding paragraph, if (i) a Key Person retires at or after age 55 and prior to age 62, or (ii) benefits are payable to a Key Person upon and after a Change in Control prior to age 62 (as permitted by Paragraph 9), the amount of Social Security benefits subtracted will be the amount of estimated Social Security benefits that the Plan Administrator estimates that the Key Person would have received if the Key Person had retired at age 62.

B) Survivor's Benefit. One-half of any amount being paid to a Key Person pursuant to Paragraph 6A hereof after retirement will be paid to the surviving spouse of the Key Person during the spouse's lifetime upon the death of the Key Person after retirement. If a Key Person dies prior to retirement and such Key Person would have been entitled to payments pursuant to Paragraph 6A hereof if, at the time of the Key Person's death, the Key Person had retired rather than died, the Key Person's spouse shall be paid during the spouse's lifetime the amount specified in the next sentence of this Paragraph 6B. Said amount shall be determined by applying the first sentence of this Paragraph 6B as if the Key Person had retired on the date of his death, rather than dying on such date, and survived long enough to receive the first payment due to the Key Person pursuant to Paragraph 6A hereof. In the event a Key Person receives a lump sum payment of his accrued benefit, pursuant to Paragraph 6C or 9, no additional survivor benefits shall be payable from the Plan. For the purposes of this Paragraph 6B, a Key Person's "spouse" shall mean the spouse who survives the Key Employee and to which the Key Person is legally married: (i) in the case of a Key Person who dies prior to retirement, on the date of the Key Person's death or (ii) in the case of a Key Person who dies after retirement, on each of the date of the Key Person's retirement and the date of the Key Person's death. No benefits are payable pursuant to this Paragraph 6B upon the death of a Key Person who is (x) unmarried or (y) no longer married to the spouse who was the Key Employee's spouse on the date of the Key Person's retirement.

C) Payment of Benefit. Except as otherwise provided herein, benefits payable under Paragraph 6A of this Plan shall be payable monthly to the Key Person.
        All benefits payable pursuant to Paragraphs 6A and 6B of this Plan will cease upon the death of the surviving spouse of the Key Person or, if there is no surviving spouse, upon the death of the Key Person. No rights shall accrue under this paragraph to (i) the estate of the Key Person, (ii) any beneficiary of the Key Person other than a surviving spouse or (iii) the estate of the surviving spouse.
        Except as specifically provided in the first three sentences of Paragraph 9 hereof or in the second and third sentences of Paragraph 6B hereof, no benefits will be paid to the Key Person or any surviving spouse pursuant to this plan if the Key Person dies prior to retirement from the EEC Group.
        The benefit payable to the Participant pursuant to the terms of Paragraph 6A of this Plan hereunder may be paid in a lump sum if (i) the Key Person files an election or an amended election in the form of Exhibit "B" attached hereto and made a part hereof at least twelve months and one day prior to the date on which benefits hereunder shall become payable to such Key Person; or (ii) an employee's request for a lump sum payment is approved by the Board of Directors of the Corporation. The lump sum benefit payable from the Plan to the Participant shall be the Actuarial Equivalent of the benefit payable under Paragraphs 6A and 6B, taking into account a maximum age differential between the Key Person and the Key Person's spouse of five years. The Actuarial Equivalent lump sum value of the benefit payable to the Key Person pursuant to this paragraph, shall be determined based upon the mortality table prescribed by the Treasury pursuant to Section 417(e) of the Code and the annual rate of interest on 30-year Treasury securities in effect as of the last day of the year preceding the year of distribution.

D) Definition of Key Person. For purposes of this Plan, the term "Key Person" means those employees of the Corporation or the EEC Group, as designated by the Executive Compensation Committee of the Board of Directors of the Corporation after recommendation of the Chairman of the Board of Directors of the Corporation, set forth on Exhibit "A" attached hereto and made a part hereof.

7. Other Provisions. The Corporation reserves the right to terminate or modify the Plan in whole or in part at any time by action of the Board of Directors of the Corporation. Any such termination or modification shall not affect rights previously accrued. Participation in the Plan shall not be deemed to be an employment contract. A participant's rights and benefits under the Plan may not be assigned, pledged, or encumbered by the participant, his estate or beneficiary. The Plan Administrator will make such decisions, rules and regulations as are necessary to administer the Plan and interpret the provisions of the Plan.

8. Funding. There will be no funding of any amounts to be paid pursuant to this Plan; provided, however, that the Corporation, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of the Corporation's creditors in the event of the Corporation's bankruptcy or insolvency; and provided, further, that the Corporation shall remain responsible for the payment of any such amounts which are not so paid by any such trust.

9. Change in Control. Upon and after a Change in Control (as defined below), Key Persons whose employment is terminated from the Corporation for any reason other than death or Cause (as defined herein) shall be entitled to receive the retirement benefit described in Paragraph 6 as long as the Participant has completed five full Years of Service with the EEC Group as of the date of the Change in Control. Further, following the Key Person's termination of employment with the EEC Group, the vested benefit described in the preceding sentence may be immediately distributed to each Key Person in a lump sum which will be equal to the present value of such vested benefit payable at the greater of (i) age 55 or (ii) such Key Person's age on the date of termination. A Participant must make an election to receive a lump sum distribution of his benefit from the Plan following termination of employment after a Change in Control at the time the Participant's name is added to Appendix A, by filing an election or an amended election in the form of Exhibit "B" attached hereto and made a part hereof.
        A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
    an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (l) the then outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or
    a change in the composition of the Board such that the individuals who, as of August 1, 2001, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11, that any individual who becomes a member of the Board subsequent to August 1, 2001, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
    the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        For purposes of the definition of Change in Control in this Paragraph 9:

"Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

"Board" shall mean the Board of Directors of the Corporation.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) (2) and 14(d) (2) thereof.

"Cause" for termination from the Corporation of a Key Person's employment (for purposes of this Plan), after any Change in Control, shall mean (i) the willful and continued failure by the Key Person to substantially perform the Key Person's duties with the Corporation (other than any such failure resulting from the Key Person's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Key Person by the Board of the Corporation which demand specifically identifies the manner in which the Board of Directors of the Corporation believes that the Key Person has not substantially performed the Key Person's duties, or (ii) the willful engaging by the Key Person in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Key Person's part shall be deemed "willful" unless done, or omitted to be done, by the Key Person not in good faith and without reasonable belief that the Key Person's act, or failure to act, was in the best interest of the Corporation.

10. Cessation of Participation. If, while in the active employment of the EEC Group, an employee of the EEC Group included in Appendix A ceases to be either an officer of Energy East or an employee of the EEC Group, such employee's participation in this Plan shall cease as of the date of the change in status. In the event an employee has not reached age 55 prior to the date of such change in status, no benefits will be payable from this Plan to the employee.

* * * * *

IN WITNESS WHEREOF OF THE ADOPTION OF THIS PLAN, Energy East Corporation has set its hand and seal to this plan as of the 1st day of August, 2001.
ENERGY EAST CORPORATION
By /s/ Kenneth M. Jasinski Kenneth M. Jasinski Executive Vice President, General Counsel & Secretary
Attest /s/ Richard R. Benson Richard R. Benson Vice President Human Resources

STATE OF NEW YORK     )

                                               ) SS.:

COUNTY OF                       )

        On this 13th day of August , in the year 2001, before me, the undersigned, personally appeared     Richard R. Benson                                               ,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Darlene E. Beach Notary Public

EXHIBIT "A"

Participating Employees

Robert Allessio

Richard R. Benson

Sara Burns

Kenneth M. Jasinski

Robert D. Kump

James P. Laurito

F. Michael McClain

Robert E. Rude

Angela M. Sparks

Ralph R. Tedesco

Wesley W. Von Schack

Denis E. Wickham

EXHIBIT "B"

Lump Sum Elections

ENERGY EAST CORPORATION

Supplemental Executive Retirement Plan

Initial Lump Sum Election Form

I, ___________________________, request that if I am entitled to a benefit under the Energy East Corporation Supplemental Executive Retirement Plan (the "SERP"), upon my retirement from the Corporation, that my benefit be paid to me in a lump sum as provided in Paragraph 6 of the SERP, as soon as administratively feasible to do so. I understand that this election must be filed with Energy East Corporation on or prior to twelve months and one day prior to the date on which I become eligible to receive benefits under the SERP.
______________________________ Employee	_____________________________ Date

ENERGY EAST CORPORATION

Supplemental Executive Retirement Plan

Lump Sum Election Form - Change in Control

I, ___________________________, request that if I am entitled to a benefit under the Energy East Corporation Supplemental Executive Retirement Plan (the "SERP"), following a Change in Control (as defined herein), I, __do __do not request my benefit be paid to me in a lump sum as provided for in Paragraph 6 of the SERP. I understand that this election must be filed with Energy East Corporation at the time I become eligible for SERP benefits provided by Paragraph 6 (regardless as to whether I have satisfied the age and service eligibility requirements at that time.)
______________________________ Employee	_____________________________ Date

ENERGY EAST CORPORATION

Supplemental Executive Retirement Plan

Change in Election

I , ___________________________, request that if I am entitled to a benefit under the Energy East Corporation Supplemental Executive Retirement Plan (the "SERP"), upon my retirement from the Corporation, that my benefit be paid to me:

_______ in a lump sum as provided in Paragraph 6 of the SERP, as soon as administratively feasible to do so.

________ in monthly installments as described in Paragraph 6 of the SERP.

I understand that this election must be filed with Energy East Corporation on or prior to twelve months and one day prior to the date on which I become eligible to receive benefits under the SERP.

This change in payment election is effective with respect to the SERP and replaces the election form on file with Energy East Corporation dated ________________________.
______________________________ Employee	_____________________________ Date

Consented to: Energy East Corporation
______________________________ Officer	_____________________________ Date